As filed with the Securities and Exchange Commission on January 23, 2008

Registration No. 333-125338

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 9

to

Form S-11

Registration Statement

Under

The Securities Act of 1933, As Amended

Dividend Capital Total Realty Trust Inc.

(Exact name of registrant as specified in charter)

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

Telephone (303) 228-2200

(Address of principal executive offices)

Guy M. Arnold

President

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202

Telephone (303) 228-2200

(Name, address and telephone number of agent for service)

Copies to:
Phyllis Korff Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036	David C. Roos Moye White LLP 1400 16th Street Denver, Colorado 80202

Approximate Date of Commencement of Proposed Sale to the Public:

This Post-Effective Amendment No. 9 to Form S-11 Registration Statement (333-125338) is being filed to deregister all of the 85,116,874 shares of common stock that remained unsold as of the termination of the offering on January 21, 2008.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

                If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

                If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

                If delivery of this prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Termination of Initial Public Offering and Deregistration of Shares of Common Stock

Dividend Capital Total Realty Trust Inc. (the “Registrant”) filed a Form S-11 Registration Statement (333-125338), which was declared effective by the Securities and Exchange Commission on January 27, 2006, pursuant to which the Registrant registered up to 202,631,579 shares of the Registrant’s common stock, $.01 par value for sale in its initial public offering (the “Initial Offering”), including up to 52,631,579 shares of the Registrant’s common stock to be issued pursuant to the Registrant’s distribution reinvestment plan.

                The Registrant has terminated the Initial Offering effective as of the close of business on January 21, 2008 and is filing this Post-Effective Amendment No. 9 to the Registration Statement in order to withdraw from registration all of the shares of the Registrant’s common stock covered by the Registration Statement which remain unsold at the termination of the Initial Offering.

                As of the close of business on January 21, 2008, the Registrant had sold a total of 117,514,705 shares of common stock in the Initial Offering, including 3,416,633 shares which were issued pursuant to the Registrant’s distribution reinvestment plan.  Accordingly, the Registrant hereby amends the Registration Statement to withdraw from registration a total of 85,116,874 shares of the Registrant’s common stock that were registered but not sold in connection with the Initial Offering.

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SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Post-Effective Amendment No. 9 to the Form S-11 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on January 23, 2008.

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

By:	/s/ GUY M. ARNOLD
Guy M. Arnold, President

                Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 9 to Form S-11 registration statement has been signed by the following persons in the following capacities on January 23, 2008.

	Signature	Title

	*	Chairman of the Board and Director
John A. Blumberg

	/s/ GUY M. ARNOLD	President (principal executive officer)
Guy M. Arnold

	*	Director
Charles B. Duke

	*	Director
Daniel J. Sullivan

	*	Director
John P. Woodberry

	/s/ JOHN E. BIALLAS	Chief Financial Officer (principal financial officer)
John E. Biallas

*By:	/s/ JOHN E. BIALLAS	Attorney-in-fact.
John E. Biallas

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